Exhibit 32
Certification Of Periodic Financial Report
(Section 906 Certification)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of Discovery Bancorp (the “Company”), hereby certify that the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 25, 2006	/s/ James P. Kelley, II
James P. Kelley, II, Chief Executive Officer

Date: May 25, 2006	/s/ Martin McNabb
Martin McNabb, Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.